Exhibit 99.1

TerraForm Power to Host Conference Call to Provide Financing Update

BETHESDA, Md., July 27, 2015 (GLOBE NEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”) will host a conference call on Monday, July 27 at 8:30 am ET. Carlos Domenech, TerraForm Power’s chief executive officer, and Alex Hernandez, TerraForm Power’s chief financial officer will provide a financing update regarding the recently announced acquisitions of contracted power portfolios from Vivint Solar and Invenergy.

An accompanying presentation can be downloaded from the “Investors” section of the TerraForm Power website, www.terraform.com.

Conference call details:

Call name         Terraform Power Financing Update
Date            Monday, July 27, 2015
Time            8:30 am ET
Toll-Free         (855) 465-0179
International        (484) 756-4312
Conference ID     96429899
Audiocast version:     http://edge.media-server.com/m/p/3nzjuphf/lan/en

Contacts

Media:
Anne Granfield
Finsbury for TerraForm Power
anne.granfield@finsbury.com
+1 (646) 805-2033

Investors/Analysts:
Brett Prior
TerraForm Power
bprior@terraform.com
+1 (650) 889-8628